EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of April 29, 2011, by and among Data I/O Corporation (“Data I/O” or the “Buyer”) a Washington corporation, and The Miller Trust, dated March 31, 1987, Gary F. Miller and Farrelyn B. Miller, Trustees, a California trust (the “Seller”).

RECITALS

A.           Seller owns the *** Technology, as described below.

B.           Buyer desires to purchase, and Seller desires to sell all of the *** Technology.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1.           Sale and Purchase of *** Technology.

1.1           Transfer of *** Technology.  Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3 (the “Closing”), Seller shall sell, assign, grant and transfer to Buyer, and Buyer shall purchase and accept from Seller, the following assets (the “*** Technology”) listed on Schedule 1.1 attached hereto:

(a)           All software and related documentation for the software tool and products currently known as *** as described in Schedule 1.1(a) (the “*** Software); and

(b)           all research, development, design or development plans, trade secrets, copyrights, patents and registrations and applications for such patents and copyrights, know-how, inventions, and designs, and other technical information related to the *** Software as described in Schedule 1.1(b), together with the right to sue for past infringement thereof; (collectively, the “*** Intellectual Property”).

1.2           Third Party Technology.  The *** Technology shall not include any third party technology (“Third Party Technology”) except as described in Schedule 1.2 attached hereto.

1.3           No Liabilities Assumed.  Buyer shall not assume any liabilities of Seller including, without limitation, all accounts payable, litigation, debt and taxes relating to the *** Technology that are attributable to periods prior to or on the Closing Date.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4           Retained License.

(a)           Seller will retain a non-exclusive, non-sublicensable, non-transferable, worldwide, perpetual,  right and license (the “Retained License”) to make, have made, use, copy, support, and modify the *** Software as it exist on the Closing Date solely for the purpose of Seller developing new *** Software applications and libraries (“Application and Libraries”)  to be integrated  with Seller’s Hardware Products (collectively the Applications and Libraries when integrated into Seller’s Hardware Products are referred to as the “Seller’s Products”).  Seller’s Hardware Products means designed and specifically manufactured by or on behalf of Seller, represented physically or electronically by schematics, mechanical drawings, circuit board designs, wiring diagrams, bills of material, manufacturing documentation, or other related documentation defining a system to be constructed from physical electronics components.

(b)           Seller will not be authorized to license, distribute or otherwise provide (i) the source code for the *** Software or the source code for the Applications and Libraries to any other party or (ii) the object code for the *** Software or the object code for the Applications and Libraries to any other party separate from the Seller’s Hardware Products. If Seller proposes to sell or distribute any Applications and Libraries separate from Seller’s Hardware Products, Buyer will for a sixty (60) day period have a right of first refusal to sell or distribute such Applications and Libraries after written notice from Seller.  Royalties would apply to the portion of Buyer revenue directly attributable and allocable to the Applications and Libraries.  If Buyer does not notify Seller in writing within such sixty (60) day period of its intent to sell or distribute such Applications and Libraries, then Seller shall be authorized to sell and distribute such Applications and Libraries separate from Seller’s Hardware Products, subject to the remaining terms of the Retained License.

(c)           Seller will own all right, title and interest, including all intellectual property rights, in and to any improvements, modifications or derivative works of the *** Software that are created after the Closing Date under the Retained License by Seller or on its behalf.

2.           Purchase Price; Allocation of Purchase Price.

2.1.           Purchase Price.  Buyer will pay Seller a purchase price of $3,000,000, plus Royalties as described below, for the *** Technology (the "Purchase Price") payable to Seller (or their designees per Seller’s written instructions to Buyer) as follows:

(a)           Cash Payment.  $2,000,000 will be payable by check or at Buyer’s option by wire transfer to accounts designated by Seller on the Closing Date;

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)           Shares.  $1,000,000 of the Purchase Price will be payable in Data I/O common stock (the “Shares”) valued based on the average of the high and low selling price for the Data I/O common stock as reported by NASDAQ for the last day traded prior to the Closing Date.  When converting any dollar amounts related to Share amounts, no fractional Shares shall be issued and the Share amounts shall be rounded to the nearest whole share amount.  The Shares will be unregistered and will be issued within ten (10) business days following the Closing Date.  The Shares will be subject to the terms of the mutually agreeable escrow agreement (the “Escrow Agreement”) with Wells Fargo Bank, National Association, as escrow agent.  Except for the number of Shares, or the proceeds from the sale of the number of shares, equal to $250,000 in value, all of the Shares will be released from escrow after one year. The remaining balance will be released after two years, subject to the indemnification requirements described in this Agreement; and

(c)           Royalty Payments.  Buyer shall pay to Seller additional cash payments (“Royalties”) as set forth below:

Throughout the period from the Closing Date until five (5) years following the Closing Date (the "Royalty Period"), Buyer shall pay to Seller within forty-five (45) days following the completion of each of the calendar quarter periods or portion thereof, (each such period is referred to as a “Quarterly Royalty Period”), payments (the “Royalty Payments”) equal to 4% of the consolidated net sales directly attributable and allocable to the *** Technology as reflected in Buyer’s books using generally accepted accounting principles (“GAAP”) (“the Royalty Products”).

Example of Royalties based on *** Technology bundled with other Data I/O Products:

●	Data I/O hardware product list price: $1,000
●	*** Technology License/subscription list price: $1,000
●
If Data I/O hardware and *** Technology license/subscription are bundled together and sold at $1,800, then $900 would be directly attributable to the *** Technology and the 4% Royalty would apply to the $900.

(i)           If Royalty Products are integrated into third party products sold or licensed by Buyer, Royalty Payments are based on a calculated net sales price that shall be pro-rated based on the respective portions of such products contained in the integrated products.

(ii)           If Royalty Products are sold or licensed to a third party for integration by the third party, Royalty Payments are based on consolidated net sales as reflected in Buyer’s books using GAAP.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)           If Royalty Products are used by a third party to create a new third party product such as an application or library and the new product is sold by Buyer, Royalty Payments are based on the consolidated net sale of the new third product, less the amount paid to the third party.

Example:
●	New product sale price by Buyer: $1000, less
●	$700 payment to third party for the new product results in
●	$300 directly attributable and allocable to the *** Technology and the 4% Royalty would apply to the $300.

(iv)      The calculation of the Royalty Payments shall be completed by Buyer within forty-five (45) days following the last day of each Quarterly Royalty Period.  All calculations of Royalty Payments shall be determined by Buyer in good faith based on the foregoing and in accordance with GAAP applied in a manner consistent with the accounting policies, practices and assumptions employed by Buyer in preparing its own financial statements.

(c)           In the event Seller shall so notify Buyer of its objection to the calculation of any Royalty Payment within thirty (30) days of receipt of payment, Buyer and Seller will attempt in good faith to negotiate an agreement upon a calculation of the Royalty Payment.

(d)           Nothing in this Agreement shall affect Buyer’s ability to operate its business after the Closing Date in a manner that Buyer deems advisable.  Buyer may withhold, pending a decision concerning the intellectual property infringement, any remaining Royalty Payments, up to the indemnification limits specified under Section 7.1 (a), if Buyer reasonably believes it is entitled to indemnification from Seller under Section 7.1 (a).

2.2           Allocation of Purchase Price   The Purchase Price shall be allocated among the *** Technology in accordance with Schedule 2.2 attached hereto.  The parties shall report consistently with such allocations on all income tax returns and other statements (including, without limitation, filing of Form 8594) and in the course of any tax audit, tax review or tax litigation relating thereto.

3.           Closing

3.1           Time and Place of Closing.  The Closing of the sale and purchase of the *** Technology provided for in Section 1 shall take place at 12:30 p.m., Pacific time, at the Buyer’s offices in Redmond, Washington on April 29, 2011 or such other time or date as mutually agreed.  If the Closing Date has not occurred on or before April 30, 2011, either party may

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

terminate this Agreement by written notice to the other, and upon such termination neither party shall have any liability arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination.

3.2           Items to be Delivered at the Closing

(a)           Items to be Delivered by Seller.  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(i)           an executed Bill of Sale and Assignment in the form attached hereto as Exhibit 3.2(a)(i);

(ii)           executed Copyright and Patent Assignments in the forms attached hereto as Exhibit 3.2(a)(ii), to effect the transfer of all of Seller’s right, title and interest in and to the *** Technology to Buyer;

(iii)           the *** Technology;

(iv)           assignments in a form reasonably acceptable to Buyer, from ***, *** and ***  (“***”) to Seller assigning any and all rights to the *** Technology as each has or may have in or related to the *** Technology to Seller, including without limitation, any modifications, improvements, libraries, or other *** Technology related intellectual property created or acquired by each of them;

 (v)           a certificate signed by Gary F. Miller and Farrelyn B. Miller, the Trustees of Seller certifying that Seller has approved the transactions contemplated by the Agreement.

(vi)           an investor representation letter signed by Gary F. Miller and Farrelyn B. Miller, the Trustees of Seller, certifying its status as accredited investor.

(vii)           investor representation letters reasonably satisfactory to Buyer’s securities counsel signed by each of *** and *** certifying their status as potential investors in Data I/O Shares.

(b)           Items to be Delivered by Buyer.  At the Closing, Buyer shall deliver or cause to be delivered to Seller, or their designee per Seller’s written instructions to Buyer:

(i)           the $2,000,000 evidence of the wire transfer referred to in Section 2.1(a);

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)           a copy of Data I/O’s instructions to its transfer agent to issue the Shares to Seller and to deposit the shares in accordance with the Escrow Agreement and Seller’s instructions within ten (10) business days of  the Closing Date as described in Section 2.1(b) of this Agreement; and,

(iii)           a certificate signed by an officer of Buyer certifying that Buyer's Board of Directors have approved the transactions contemplated by the Agreement.

3.3           Taxes.   Each party shall pay its applicable Taxes related to the Agreement and the transactions contemplated by the Agreement.  Seller will pay in a timely manner any Taxes that Seller is required to collect from Buyer and remit in connection with the sale of the *** Technology pursuant to this Agreement.

4.           Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:

4.1           Authority.  Seller is a California trust, duly organized, validly existing and in good standing under the laws of the State of California and Seller has full power and authority to enter into and perform this Agreement, and this Agreement will not breach Seller’s obligations to any third party.  *** is a limited liability company duly organized, validly existing and in good standing under the laws of ***.  Seller is the sole shareholder of *** and is authorized to perform and will require *** to perform any actions required by *** related to the transaction contemplated by this Agreement.

4.2           Title to *** Technology.  Seller has good title to the *** Technology free and clear of any and all liens, claims and encumbrances, and the technology constitutes all of the *** Technology, intellectual property, documentation and software related to the *** Software as of the Closing Date.

4.3           Third Party Technology.  Seller has identified all items reasonably necessary to successfully use, compile, build or execute the *** Software and will assist Buyer in obtaining any third party rights necessary for Buyer to exercise its rights under the Agreement.

4.4           Litigation; Compliance with Laws.  There are no judicial or administrative actions, proceedings or investigations pending or threatened that enjoin, restrain, condition or prohibit consummation of this Agreement or any of the transactions contemplated herein, or which, if adversely determined, would have a material adverse effect upon the *** Technology.  Seller is not in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court which violation would have a material adverse effect upon the *** Technology and no notice has been received by Seller alleging any such violation.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.5           Intellectual Property.  Schedule 1.1(b) includes a detailed description of the *** Intellectual Property, and related documentation, lists all patents, and copyrights, issued or reissued to Seller or registered, applied for or pending under such name or assigned to it as of the date hereof, and that are included in the *** Technology, along with the registration numbers, dates of issuance and names of the inventors of such patents, and authors of such copyrights. To the best of Seller’s knowledge, none of the *** Technology infringes any patent, copyright, trademark, trade secret, or other right of any third party, and, to the best of Seller’s knowledge, no one has asserted a claim alleging any such conflict or infringement.

4.6           Contracts.  Schedule 4.6 contains a list of all contracts, non-disclosure agreements, understandings, or licenses (written and oral) (collectively, “Contracts”) that are material to the *** Technology.  Seller has provided Buyer with copies of all written Contracts.  With respect to oral Contracts, Schedule 4.6 describes, to the extent reasonably practical, (a) the parties to the agreements, (b) the basic terms of the agreements; (c) the nature of the technology, rights or information transferred; and (d) whether such agreements or obligations are assignable in whole or in part to Buyer.  All Contracts are valid and binding and in full force and effect, except as noted in Schedule 4.6.  Neither Seller nor, to Seller’s knowledge, any other party to such Contracts is in default, nor is there any basis for any claim of default.

4.7           Brokers.  Neither Seller nor any director, officer, agent or employee acting on behalf of Buyer has retained any broker or finder, other than *** and ***, in connection with the transactions contemplated in this Agreement.  Seller is responsible for paying any compensation due *** and/or *** related to such transactions.  Seller will provide written instructions to Buyer regarding any amounts of the Purchase Price to be paid to *** and/or *** at Closing.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.8           Tax Matters.

(a)           There are no liens for Taxes upon any of the *** Technology.  No proceedings have been commenced by any federal, state, local or foreign agency to create any liens for Taxes upon any of the *** Technology.  For purposes of this Agreement, “Taxes” means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Seller or ***.  Seller has timely and properly paid (or has had paid on its behalf) all Taxes with respect to the *** Technology Taxes that were due and payable on or before the date hereof.

(b)           No deficiency for any Taxes has been proposed, asserted or assessed against the Seller that has not been resolved and paid in full.  No waiver, extension or comparable consent given by the Seller regarding the application of the statute of limitations with respect to any Taxes or any Tax return is outstanding, nor is any request for any such waiver or consent pending.

(c)           Seller does not expect or anticipate the assessment of any additional Taxes on the *** Technology and is not aware of any unresolved questions, claims or disputes concerning the liability for taxes related to the *** Technology.  There is no dispute or claim concerning any Tax liability of Seller.

4.9           Investment.  Seller (a) understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws, are deemed to be “restricted securities” under the Securities Act, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and will contain a legend restricting transfer; (b) is acquiring the Shares solely for the Seller’s own account for investment purposes, and not with a view to the distribution thereof in violation of the Securities Act; (c) is a sophisticated investor with knowledge and experience in business and financial matters; (d) has received certain information concerning Data I/O and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares; (e) is able to bear the economic risk and lack of liquidity inherent in holding the Shares; and (f) is an “Accredited Investor” as that term is defined under Rule 501 of the Securities Act.

5.           Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

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5.1           Authority of Buyer.  Data I/O is a corporation duly organized, validly existing and in good standing under the laws of Washington and has the full corporate power and authority to enter into and to perform this Agreement.

5.2           Litigation.  There are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon Buyer’s ability to perform its obligations under this Agreement.

5.3           Brokers.  Neither Buyer nor any director, officer, agent or employee acting on behalf of Buyer has retained any broker or finder in connection with the transactions contemplated in this Agreement.

5.4           Shares.  The Shares will when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable.  Buyer will timely file any required SEC periodic reports on Forms 10-K and 10-Q.

6.           Further Covenants of the Parties.

6.1           Publicity.  Unless required by applicable law or regulation or approved by the other party in writing, such approval not to be unreasonably withheld, neither party shall issue any press release or public announcement of any kind concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other.

6.2           Representations and Warranties As of Closing Date.  All representations and warranties of the Seller or Buyer contained in this Agreement shall be true and correct as of the Closing Date and no claim based thereon may be asserted by either party unless it is asserted in writing within two (2) years of the Closing Date.

6.3           Confidentiality.  See the Mutual Non-Disclosure Agreement dated October 6, 2010 between *** and Data I/O (the “NDA”).  The NDA applies with equal force and effect to Seller.

6.4           Non-Solicitation.  During the Royalty Period, Seller, shall not directly or indirectly via *** or otherwise solicit, influence, entice, employ or engage any employee or consultant of Buyer. Seller understands that Buyer would not have agreed to purchase the *** Technology without having received this non-solicitation covenant from Seller, and Seller acknowledges that it has entered into this non-solicitation covenant as a material inducement to Buyer to consummate the transactions contemplated hereby.

6.5           Consulting.  During the first sixty (60) days following the Closing Date, Buyer will provide at no charge the services of *** to Seller or ***, as requested by Seller, for up to ten (10) days for training and support related to the *** Technology. Seller or *** will reimburse *** for travel and temporary living expenses related to such training and support.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.6           Due Diligence.  Seller will cooperate in Buyer’s due diligence investigation and make available to Buyer’s employees and agents all reasonably necessary information, financial records, documents and other material required by or Buyer for such purpose.

6.7           Post-Closing Access.  After the Closing Date, Seller will afford to Buyer, its accountants and counsel, during normal business hours, upon reasonable request, full access to the books and records of Seller pertaining to the *** Technology.  After the Closing Date, Seller will hold all of the books and records of Seller pertaining to the *** Technology in accordance with Seller’s retention policies in effect from time to time for a period of not less than two years from the Closing Date and, if it thereafter proposes to destroy or dispose of any such books and records, to offer first in writing at least 60 days prior to such proposed destruction or disposition to surrender them to Buyer at the sole expense of Buyer.  Seller will make available to Buyer upon written request and at the expense of Buyer, but consistent with Seller’s business requirements, reasonable assistance of any of Seller’s personnel whose assistance or participation is required by Buyer, in anticipation of, or preparation for, existing or future litigation or other matters in which Buyer is involved related to the *** Technology.

6.8      Conduct Relating to the *** Technology.  In connection with the *** Technology, Seller agrees that, from the date hereof until the Closing Date, without the prior written consent of Buyer:

(a)      Seller shall not take any action with respect to the *** Technology except in the ordinary course of business, on an arm’s-length basis and in accordance with all applicable laws, rules and regulations and the past custom and practice of the Seller;

(b)      Seller shall not, directly or indirectly, sell, pledge, dispose of or encumber any of the *** Technology; and

(c)      Seller shall: (A) use all reasonable efforts to preserve intact the *** Technology; (B) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement with respect to the *** Technology untrue at the Closing; and (C) notify Buyer of any emergency or other change in the normal course of the business and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) relating to the *** Technology.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.           Indemnification and Related Matters.

7.1           Indemnification.

(a)           Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred by Buyer resulting from
(i)           a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or in any written statement, agreement or certificate delivered to Buyer in connection with this Agreement or the transactions contemplated hereby,

(ii)           all liabilities and obligations of Seller,

(iii)           any allegation or claim by any third party that any of the *** Technology, or its use, copying, marketing or other exploitation by Buyer or their customers, distributors, successors or assigns infringes or conflicts with the rights of any person not a party hereto except to the extent of modifications to the *** Technology or *** Intellectual Property made by or for Buyer or,

(iv)           the conduct of any *** Technology related business, prior to the Closing.

Collectively, (i), (ii), (iii) and (iv) are referred to as “Seller’s Indemnified Liabilities”).  Seller’s obligations to indemnify Buyer (i) under Sections 4.3, 4.5, 4.6 and 7.1(a)(iii) of this Agreement shall not be a breach of Section 4.2 of this Agreement, Title to *** Technology, and shall not exceed $500,000, consisting of up to $250,000 to be paid out of the escrow account described in the Escrow Agreement and up to $250,000, from the amount of any Royalties paid or accrued as payable by Data I/O, irrespective of the period when such Royalties are paid or accrued as payable and (ii) under sections 4.1, 4.2, 4.4, 4.7, 4.8 and 4.9 of this Agreement shall not exceed the sum of the amounts paid and payable as the Purchase Price, excluding any Royalties, under this Agreement.

(b)           Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred by Seller resulting from
(i)           a breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or in any written statement, agreement or certificate delivered to Seller in connection with this Agreement or the transactions contemplated hereby,

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(ii)           any allegation or claim by any third party that any modification made by or for Buyer to the *** Technology, or the use, copying, marketing or other exploitation by Buyer or its customers, distributors, successors or assigns of such modification infringes or conflicts with the rights of any person not a party hereto or,

(iii)           the conduct of Buyer’s business related to the *** Technology after the Closing.  Buyer’s obligation to indemnify Seller under Section 7.1(b)(ii) and (iii) shall not exceed $500,000 and under Section 7.1(b)(i) this Agreement under (i) shall not exceed the sum of the amounts paid and payable as the Purchase Price, excluding any Royalties, under this Agreement.

7.2           Survival of Representations and Warranties; Determination of Damages.  All representations and warranties and indemnification obligations of Seller or Buyer contained in this Agreement or any written statement, certificate, instrument, schedule or other document delivered pursuant hereto shall survive the Closing until the expiration of two (2) years from the Closing Date and any claim based upon said representations and warranties or indemnification obligations shall thereupon be of no further force and effect, except to the extent the claiming party shall have asserted in writing a specific claim prior to the expiration of such rights, in which event the other party shall remain liable with respect to such claim.

7.3           Claims Procedure.  If a party (the “Indemnified Party”) is threatened in writing with any claim, or any claim is presented in writing to or any action or proceeding formally commenced against such party, which may give rise to the right of indemnification hereunder (a “Claim”), the Indemnified Party shall promptly give written notice thereof (specifying in reasonable detail the basis for the Claim and, to the extent known, the amount thereof) to the other party (the “Indemnifying Party”).  The Indemnifying Party shall have the right, at its sole cost and expense, to participate, and, to the extent the Indemnifying Party so desires, assume the defense of such Claim with counsel mutually satisfactory to the parties upon prompt notice to the Indemnified Party of its intent to defend such Claim.  If the Indemnified Party requests in writing that such Claim not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein.  The Indemnifying Party may settle a Claim which it has duly elected to contest without the consent of the Indemnified Party unless such settlement will have a material adverse effect upon the Indemnified Party, in which case such Claim shall be settled only with the consent of the Indemnified Party.  In the event that the Indemnified Party unreasonably declines to consent to such settlement, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement.  The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any Claim, including, without limitation, by making records available to the Indemnifying Party and its legal counsel and permitting interviews, depositions and testimony at trial of the Indemnified Party’s employees.  The Indemnifying Party shall keep the Indemnified Party fully informed regarding the progress and status of any Claim.  In the event the Indemnified Party fails to follow the claim procedure specified in this Section 7.3 with respect to a Claim by any third party against the Indemnified Party, such failure shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.           Miscellaneous.

8.1           Notices.  All notices, demands and other communications called for or required by this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently designate by ten (10) days’ advance written notice to the other parties.  Communications hereunder shall be deemed to have been received (i) upon delivery in person, (ii) the second business day after depositing it with a commercial overnight carrier which provides written verification of delivery (iii) the day of transmission by email if sent before 2:00 p.m. recipient’s time or (iv) the day of transmission by telefacsimile if sent before 2:00 p.m. recipient’s time provided that a copy of such notice is sent on the same day via commercial overnight carrier postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal:

Buyer:	Data I/O Corporation Attention: Chief Financial Officer 6464 185th Ave NE, Suite 101 Redmond, WA 98052 Phone: (425) 881-6444 Facsimile: (425) 881-2917 cc: General Counsel

Seller:	The Miller Trust dated March 31, 1987, Gary F. Miller and Farrelyn B. Miller, Trustees Attention: Gary F. Miller/Farrelyn B. Miller *** *** Phone: *** Facsimile: ***

8.2           Full Understanding.  In executing this Agreement, each party fully, completely and unconditionally acknowledges and agrees that it has consulted with and had the advice and counsel of a duly licensed and competent attorney and that it has executed this Agreement voluntarily after independent investigation, and agrees that no ambiguity shall be construed against any party based upon a claim that such party drafted the applicable language.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3           Entire Agreement.  This Agreement and all schedules and exhibits hereto contain all of the terms and conditions agreed upon by the parties relating to the subject matter hereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, communications and understandings of the parties, whether written or oral, respecting that subject matter.

8.4           Severability.  In the event that any one or more provisions of this Agreement are found to be invalid, the finding shall not affect the validity or enforceability of the other provisions.

8.5           Modification.  No waiver or modification of this Agreement or any provision contained herein shall be valid unless in writing and duly executed by all parties hereto.

8.6           No Waiver.  Failure or delay on the part of any party in exercising any rights, power or privileges under this Agreement shall not be deemed a waiver of any exercise of any right, power or privilege.

8.7           Captions and Construction.  Captions in this Agreement are for the convenience of the reader and are not to be considered in the interpretation of the terms.

8.8           Survival.  Neither the investigation by a party or the acceptance of delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation or undertaking of a party hereunder, and the same shall survive and continue after the date hereof as stated herein.  The provisions of Section 7 and 8 of this Agreement shall survive termination of this Agreement.

8.9           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws principles.  The parties agree that the exclusive jurisdiction and venue of any lawsuit between them arising under this Agreement or the transactions contemplated herein shall be the state or federal courts  located in Seattle, Washington, if the initial claim is brought by Seller, and the state or federal courts located in *** if the initial claim is brought by Buyer, and each of the parties hereby irrevocably agrees and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit.

8.10           Expenses.  Each of the parties shall pay its respective expenses, costs and fees (including, without limitation, attorneys’ and accountants’ fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

8.11           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and either original or facsimile counterparts have been delivered to the other party.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.12           Invalid Provisions.  If any one or more provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this agreement and all other applications of any such provisions shall not be affected thereby.

8.13           Attorneys’ Fees.  If legal proceedings are brought to enforce or interpret any provision of this Agreement, the most prevailing party shall be awarded its reasonable attorneys’ fees and costs in addition to any other relief or remedy which may be available.

8.14           Binding Effect; Assignment.    Except in connection with a sale or transfer of all or substantially all of Seller’s (i) assets related to its performance under this Agreement or (ii) Seller’s stock in *** ******, in both cases where the entity agrees to be bound by the terms of this Agreement and where Buyer has approved such assignment or transfer in writing (such approval not to be unreasonably withheld or delayed), this Agreement may not be transferred or assigned, by change of control or otherwise, by Seller.  By way of example only, Buyer’s approval will not be deemed unreasonably withheld if Seller proposes to transfer or assign, by change of control or otherwise, this Agreement to a competitor of Buyer or any affiliate of such competitor or to an entity that does not have financial or other resources equal to or greater than Seller to perform this Agreement. This Agreement shall be binding upon and inure to the benefit of each of Buyer, the Seller and their permitted respective successors and assigns.  Any attempted assignment or transfer of this Agreement that does not comply with this Section 8.14 shall be void and of no effect.

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

BUYER: DATA I/O CORPORATION

By: ___________________________________ Name: _________________________________ Title: __________________________________

SELLER: MILLER TRUST DATED MARCH 31, 1987, GARY F. MILLER AND FARRELYN B. MILLER, TRUSTEES,

By: ___________________________________ Name: Gary F. Miller Title: Trustee By: ___________________________________ Name: Farrelyn B. Miller Title: Trustee

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Index to Schedules

SCHEDULE 1.1	*** TECHNOLOGY
SCHEDULE 1.1(a)	*** SOFTWARE
SCHEDULE 1.1(a)	SUMMARY OF SOURCE SAFE DATABASE OF *** SOURCE CODE FILES
SCHEDULE 1.1(b)	*** INTELLECTUAL PROPERTY
SCHEDULE 1.2	THIRD PARTY TECHNOLOGY
SCHEDULE 2.2	ALLOCATION OF PURCHASE PRICE
EXHIBIT 3.2(a)(i)	BILL OF SALE AND ASSIGNMENT
EXHIBIT 3.2(a)(ii)	ASSIGNMENT OF PATENT RIGHTS
EXHIBIT 3.2(a)(ii)	ASSIGNMENT OF COPYRIGHTS
SCHEDULE 4.6	CONTRACTS

*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.